UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Consumers Energy Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

CMS Energy to Hold Virtual Annual Shareholder Meeting on May 1

JACKSON, Mich., April 13, 2020 – Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the safety of our shareholders and employees, CMS Energy announced today it will move its annual shareholder meeting to a virtual meeting on Friday, May 1, at 10 a.m. (EDT).

All shareholders as of March 3, 2020, the record date, received proxy materials for the Annual Meeting and are able to participate in the company’s virtual meeting. Live links to be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CMS2020 for CMS shareholders and www.virtualshareholdermeeting.com/CMSPB2020 for Consumers shareholders will be available closer to the meeting date.

All shareholders must enter the control number found on their proxy card or voting instruction form to participate. As always, shareholders may vote and submit their proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or vote during the Annual Meeting by following the instructions available on the applicable meeting website during the Annual Meeting.

If a shareholder would like to ask a question to be answered during the Annual Meeting, questions must be submitted in advance between April 17 and April 28, 11:59 p.m. at proxyvote.com. Responses to questions related to the proposals in the Proxy Statement will be provided during the Annual Meeting.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and owns and operates independent power generation businesses.

# # #

Media Contact: Katie Carey, 517-740-1739

CMS ENERGY CORPORATION
CONSUMERS ENERGY COMPANY

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETINGS OF SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 1, 2020

The following Notice of Change of Location relates to the Proxy Statement of CMS Energy Corporation and Consumers Energy Company, dated March 19, 2020, furnished to shareholders in connection with the solicitation of proxies by the Boards of Directors for use at the Annual Meetings of Shareholders to be held on Friday, May 1, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 13, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

CMS ENERGY CORPORATION
CONSUMERS ENERGY COMPANY
NOTICE OF CHANGE OF LOCATION OF
ANNUAL MEETINGS OF SHAREHOLDERS
 TO BE HELD ON MAY 1, 2020

To Shareholders of CMS Energy Corporation and Consumers Energy Company:

Due to the emerging public health impact of the coronavirus outbreak (Covid-19) and to support the safety of our shareholders and employees, NOTICE IS HEREBY GIVEN that the location of the CMS Energy Corporation and Consumers Energy Company Annual Meetings of Shareholders (“Annual Meeting”) has been changed. The Annual Meeting will be held in a virtual meeting format only on Friday, May 1, 2020 at 10:00 a.m., Eastern Daylight Saving Time. You will not be able to attend the Annual Meeting in person.

As described in the proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on March 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CMS2020 for CMS shareholders and www.virtualshareholdermeeting.com/CMSPB2020 for Consumers shareholders, you must enter the control number found on your proxy card, voting instruction form, or the notice you previously received.

You may vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting or vote during the Annual Meeting by following the instructions available on the applicable meeting website during the Annual Meeting. If you would like to ask a question to be answered during the Annual Meeting, you must submit your question in advance between April 17 and April 28, 11:59 p.m. at proxyvote.com. Responses to questions related to the proposals in the Proxy Statement will be provided during the Annual Meeting.

The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.

By Order of the Board of Directors,

Melissa M. Gleespen
Vice President,
Corporate Secretary and
Chief Compliance Officer
April 13, 2020

The Annual Meeting on May 1, 2020 at 10:00 a.m. Eastern Daylight Saving Time is available at www.virtualshareholdermeeting.com/CMS2020 for CMS and
www.virtualshareholdermeeting.com/CMSPB2020 for Consumers.

The Proxy Statement and Annual Report are available at
proxyvote.com.